EXHIBIT 99.2

CONTRIBUTION

THIS CONTRIBUTION (this “Contribution”) is made effective as of 6:00 p.m. Eastern Standard Time on the 1st day of November, 2002, by Northwestern Corporation, a Delaware corporation (“Northwestern”).

1.             Contribution of Warrants and Common Units.  Northwestern hereby irrevocably contributes to Cornerstone Propane Partners, L.P., a Delaware limited partnership (the “MLP”) all of Northwestern’s right, title and interest in the following:

(a)                                  all unexercised warrants exercisable for 189,312 common units representing limited partner interests in the MLP (“Common Units”) currently held by Northwestern;

(b)                                 all unexercised warrants exercisable for 487,179 Class B Common Units currently held by Northwestern; and

(c)                                  all 379,438 Common Units currently held by Northwestern.

2.             Entire Contribution of Limited Partner Interest.  The contributions described in 1(a)-(c) above (the “Contributions”) constitute all of the limited partner interests (including all warrants) in the MLP held by Northwestern.

3.             Waiver and Consent.  Notwithstanding anything else contained herein, Northwestern acknowledges that it waives any and all rights to receive any allocations of income, gain, loss, deductions, distributions or payments (other than for reimbursement, indemnification or similar rights) as described in the amended and restated agreements of limited partnership of the MLP and Cornerstone Propane, L.P., or otherwise in connection with the limited partner interests (and warrants) being contributed hereby.  Northwestern further acknowledges that it consents to any future amendments made to the amended and restated agreements of limited partnership of the MLP or Cornerstone Propane, L.P. to reflect or accomplish the Contributions described above.

4.             Governing Law.  This Contribution is governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, Northwestern has executed and delivered this Contribution as of the date first set forth above.

NORTHWESTERN CORPORATION

By:	/s/ M.D. LEWIS
Name: M.D. Lewis
Title: Chairman & Chief Executive Officer

Accepted by:

CORNERSTONE PROPANE PARTNERS, L.P.

By:	Cornerstone Propane GP, Inc., as managing general partner

By:	/s/ M.D. LEWIS
Name: M.D. Lewis
Title: Chairman of the Board